Exhibit 10.1

EXECUTION VERSION

UNCONDITIONAL GUARANTY

THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is made as of August 21, 2016, by Alimentation Couche-Tard Inc., a corporation organized under the laws of the Province of Quebec, Canada (“Guarantor”), having a notice address of 4204 Boul. Industriel, Laval, Quebec H7L 0E3, to and for the benefit of CST Brands, Inc., a Texas corporation (“Beneficiary”), having a notice address of One Valero Way, Building D, Suite 200, San Antonio, Texas 78249.

RECITALS

A. Concurrently herewith, Beneficiary, Circle K Stores Inc., a Texas corporation (“CKS”), and Ultra Acquisition Corp., a Delaware corporation (“Ultra” and, together with CKS, “Circle K”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”).

B. Beneficiary’s willingness to enter into the Merger Agreement is expressly conditioned upon the execution and delivery of this Guaranty by Guarantor. Guarantor, in consideration of its relationship to Circle K, has agreed to provide this Guaranty.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guarantor, as primary obligor and not merely as surety, hereby absolutely, irrevocably and unconditionally guarantees the full and timely performance and payment when due of each and every obligation of Circle K under the Merger Agreement (the “Guaranteed Obligations”).

2. This is an unconditional guaranty of performance and not of collection. Guarantor expressly agrees that its liability under this Guaranty shall be primary and that in any right of action which may accrue to Beneficiary under the Merger Agreement, Beneficiary may proceed against Guarantor directly without having commenced any action against or having obtained any judgment against Circle K or any permitted assignee of the Merger Agreement or may proceed against Guarantor and Circle K and/or any permitted assignee of the Merger Agreement jointly and severally.

3. Guarantor waives and agrees not to assert or to take advantage of (a) any defense that may arise by reason of the incapacity, lack of authority, bankruptcy, insolvency or disability of Circle K or any other person or entity; (b) any defense based upon the failure of the Circle K or any other person or entity to take any action or refrain from any action; (c) any duty on the part of Beneficiary to disclose to Guarantor any facts it may now or hereafter know; (d) promptness, diligence, acceptance or notice of acceptance of this Guaranty; (e) the invalidity or unenforceability of the Merger Agreement; (f) any defense based upon a failure to notify Guarantor of any modification to the Merger Agreement including, without limitation, notice of any extension of time for performance and/or payment; (g) presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and any defenses which may be available by virtue of any valuation, stay or moratorium law or similar law now or hereafter in effect; or (h) any other defense that Guarantor may or might have relating to its undertakings, liabilities, and obligations hereunder. Guarantor agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Beneficiary to assert any claim or demand or to enforce any right or remedy against Circle K; (ii) any change in the corporate existence, structure or ownership of the Beneficiary, Circle K, Guarantor or any other person or entity interested in the transactions contemplated by this Guaranty or the Merger Agreement; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or (iv) the adequacy of any other means the Beneficiary may have of obtaining payment related to any of the Guaranteed Obligations. If at any time payment under this Guaranty or the Merger Agreement is rescinded or must be otherwise restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of the Guarantor, Circle K or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by the Beneficiary, all as though such payment had not been made.

4. Guarantor further agrees that the validity of this Guaranty shall in no way be terminated, affected, or impaired by reason of Beneficiary’s grant of any indulgences to Circle K under the Merger Agreement, whether directly or indirectly, or by reason of the assertion by Beneficiary of any rights or remedies against Circle K. Guarantor hereby waives all suretyship defenses.

5. Guarantor represents that it has read and understands the Merger Agreement and, without limitation, the obligations of Circle K to which this Guaranty applies under the Merger Agreement. Guarantor hereby agrees that this Guaranty shall remain in full force and effect as to any modification of the Merger Agreement or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, whether or not Guarantor shall have received notice of or consented to such modification. In addition, no assignment of the Merger Agreement or any rights or obligations contained therein contained by Circle K shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

6. Guarantor hereby represents and warrants that the this Guaranty has been duly authorized, executed and delivered by Guarantor and the execution, delivery and performance of this Guaranty by Guarantor do not and will not (i) conflict with or result in a breach of any of the terms of Guarantor’s certificate or articles of incorporation, bylaws or other constituent charter documents, (ii) result in any breach of, or constitute a default under, any contract or agreement to which Guarantor is bound, (iii) violate any law or regulation applicable to Guarantor, or (iv) require Guarantor to obtain or make any consent, approval or authorization of, or registration, filing or declaration with, any governmental or regulatory authority or other person. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated hereby and by the Merger Agreement.

7. This Guaranty shall continue in effect until each and every Guaranteed Obligation is satisfied.

8. This Guaranty may not be amended or modified, or any of its provisions waived, except by a written instrument signed by Beneficiary and Guarantor.

9. Any notice hereunder shall be in writing and shall be deemed given on the next business day after the date of delivery, if personally delivered, or on the fifth day after such notice is placed in the United States or Canadian mail, postage prepaid, sent by registered or certified mail, return receipt requested, and addressed to the applicable party hereto at the address set forth in the introductory paragraph hereof, or to such other address as a party may designate for itself from time to time for the purpose of receiving notices hereunder by notice given in the manner aforesaid.

10. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

11. This Guaranty may be executed in the original or by telecopy or electronic transmission of a .pdf file containing an executed signature page, in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first set forth above.

ALIMENTATION COUCHE-TARD INC.

By:	/s/ Brian P. Hannasch
Brian P. Hannasch
President and Chief Executive Officer

Accepted as of the date set forth above:

CST BRANDS, INC.

By:	/s/ Kimberly S. Lubel
Kimberly S. Lubel
Chairman and Chief Executive Officer